EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JULY 31, 2006

CONTACTS:

JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT - INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION DECLARES

PREFERRED STOCK DIVIDEND

OKLAHOMA CITY, OKLAHOMA, JULY 31, 2006 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it’s Board of Directors has declared a quarterly cash dividend on Chesapeake’s 6.25% Mandatory Convertible Preferred Stock, par value $0.01. The dividend for the 6.25% preferred stock is payable on September 15, 2006 to preferred shareholders of record on September 1, 2006 at the rate of $3.25521 per share. Chesapeake has 2,300,000 shares of 6.25% preferred stock outstanding with a liquidation value of $575 million.

Chesapeake Energy Corporation is the second largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast, Barnett Shale, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.